Exhibit 10.2

PROMISSORY NOTE

$_______	November 4, 2005

FOR VALUE RECEIVED, the undersigned, Limelight Media Group, Inc., a Nevada corporation (the “Maker”), promises to pay to _____________, an individual residing at _______________________________________________ (the “Holder”), the principal sum of __________________________ DOLLARS ($________), together with interest thereon at a rate of 6% per annum, by wire transfer of immediately available funds to an account designated by Holder on or before November 4, 2007. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

This Note may be prepaid by the Maker in whole at any time or in part from time to time, without penalty.

No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by Holder.

This Note shall become immediately due and payable automatically if the Maker shall commence a voluntary case or other proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflict or choice of laws.

Any amounts due hereunder that are not paid when due shall bear interest until paid in full at the rate of 10% per annum.

This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding on Maker and its successors and assigns.

This Note shall not be assigned by Maker without Holder’s prior written consent.

Maker hereby waives presentment, demand for payment, protest and notice of dishonor.

IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.

LIMELIGHT MEDIA GROUP, INC.

By:
Name: David V. Lott
Title: Chief Executive Officer